UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

General Mills, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-01185	41-0274440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (763) 764-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	GIS	New York Stock Exchange
0.125% Notes due 2025	GIS 25A	New York Stock Exchange
0.450% Notes due 2026	GIS 26	New York Stock Exchange
1.500% Notes due 2027	GIS 27	New York Stock Exchange
3.907% Notes due 2029	GIS 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2024, Benno O. Dorer and John G. Morikis were appointed to the Board of Directors of General Mills, Inc. (the “Company”). The Board has determined that Mr. Dorer and Mr. Morikis qualify as independent directors in accordance with the New York Stock Exchange Listing Standards. Mr. Dorer was appointed to the Audit and Corporate Governance Committees of the Board. Mr. Morikis was appointed to the Audit and Finance Committees of the Board. The size of the Company’s Board is now thirteen directors.

Upon joining the Board, Mr. Dorer and Mr. Morikis will be compensated in accordance with the Company’s standard compensation policies and practices of the Board, which include a grant of restricted stock units with a grant date fair value of approximately $180,000 at their first Board meeting. In addition, they are entitled to an annual cash retainer of $100,000 paid in quarterly installments.

Benno O. Dorer’s and John G. Morikis’ biographical information is furnished in the press release attached hereto as Exhibit 99.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2024, the Board of Directors of the Company amended the Company’s By-Laws to provide shareholders with a right to call a special shareholder meeting.

The foregoing description is qualified in its entirety by reference to the full text of the Company’s By-Laws, which are attached hereto as Exhibit 3 and incorporated herein by reference.

Item 8.01	Other Events.

On January 16, 2024, the Company agreed to sell $500,000,000 aggregate principal amount of its 4.700% Notes due 2027 (the “Notes”) pursuant to the Underwriting Agreement, dated January 16, 2024 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule II thereto. The Notes will be issued pursuant to that certain Indenture, dated as of February 1, 1996 (as amended, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee, and the Officers’ Certificate and Authentication Order, dated January 30, 2024 (the “Officers’ Certificate”), pursuant to Sections 201, 301 and 303 of the Indenture. The offer and sale of the Notes has been registered under the Securities Act of 1933, as amended, by Registration Statement on Form S-3 (No. 333-259827). The sale of the Notes is expected to close on January 30, 2024, subject to customary closing conditions.

The purpose of this Current Report is to file with the Securities and Exchange Commission the Underwriting Agreement, the Officers’ Certificate and the opinion of Faegre Drinker Biddle & Reath LLP with respect to the validity of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1	Underwriting Agreement, dated January 16, 2024, among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule II thereto.

3	By-laws of the Company.

4	Officers’ Certificate and Authentication Order, dated January 30, 2024, for the 4.700% Notes due 2027 (which includes the form of Note) issued pursuant to the Indenture.

5	Opinion of Faegre Drinker Biddle & Reath LLP.

99	Press release of the Company dated January 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2024

GENERAL MILLS, INC.

By:	/s/ Kofi A. Bruce
Name: Kofi A. Bruce
Title: Chief Financial Officer